                                                                     Exhibit 3.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4288
(774) 684-6708
Website: secretaryofstate.biz

                            Articles of Organization
                            Limited-Liability Company
                            (PURSUANT TO NRS 86.221)

Important:  Read attached instructions before completing form        ABOVE SPACE IS FOR OFFICE USE ONLY

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1. Name of Limited-Liability Company    COLONY LVH ACQUISITIONS, LLC

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2. Resident Agent                       PAUL A. BIBLE
   Name and Street Address:             Name
   (must be a Nevada
   address where process may            201 W. LIBERTY STREET, THIRD FLOOR      RENO     NEVADA    89501
   be served)                           Physical Street Address                 City      State     Zip

                                        SAME
                                        Additional Mailing Address              City   State     Zip

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3. Dissolution Date:                    Latest date upon which the company is to dissolve
   (OPTIONAL - see                      (if existence is not perpetual):  PERPETUAL
   instructions)

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4. Management:                          Company shall be managed by   [_] Manager(s) OR  [_] Members
   (check one)

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5. Names Address, of                    NICHOLAS L. RIBIS
   Manager(s) or Members:               Name
   (attach additional pages
   as necessary)                        660 MADISON AVENUE, SUITE 1600        NEW YORK     NY      10021
                                        Address                                 City      State     Zip

                                        Name

                                        Address                                 City      State     Zip

                                        Name

                                        Address                                 City      State     Zip

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6. Names, Address and                   PAUL A. BIBLE
   Signatures of Organizers:            Name                               Signature  /s/ Paul A. Bible
   (if more than one                                                                  --------------------
   organizer attach additional
   page                                 201 W. LIBERTY STREET, THIRD FLOOR      RENO     NEVADA    89501
                                        Address                                 City      State     Zip

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7. Certificate of Acceptance            I hereby accept appointment as Resident/Agent for
   of Appointment of Resident Agent:    the above named limited-liability company.

                                        /s/ Paul A. Bible
                                        ------------------------------------------------------------
                                        Authorized Signature of R.A. or One Behalf of R.A. Company     Date

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

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                                  ATTACHMENT TO
                          ARTICLES OF ORGANIZATION FOR

                          COLONY LVH ACQUISITIONS, LLC

1. Purpose. The character and general nature of the business to be conducted by the limited liability company is to operate, manage, and conduct gaming in a gaming casino on or within the premises located at 3000 Paradise Road, Las Vegas, Nevada.

2. Nevada Gaming Commission Approval. Notwithstanding anything to the contrary expressed or implied in these articles, the sale, assignment, transfer, pledge or other disposition of any interest in the limited liability company is ineffective unless approved in advance by the Nevada Gaming Commission (Commission). If at any time the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the limited liability company of that fact. The limited liability company shall, within 10 days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his capital account as reflected on the books of the limited liability company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the limited liability company it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash for any other property of, or payments upon dissolution of, the limited liability company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the limited liability company; or (d) to receive any remuneration in any form from the limited liability company for services rendered or otherwise.

     Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the limited liability company to the limited liability company, at which time the limited liability company shall, within 10 days after the limited liability company receives notice from the Commission, return to the member in cash the amount of his capital account as reflected on the books of the limited liability company and the unsuitable member shall no longer have any direct or indirect interest in the limited liability company.

3.   Indemnity.

     The Company shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a manager, member, employee, agent and/or organizer of the Company (Indemnitee), or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any action, suit or proceeding if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the maximum extent permitted by Nevada law.

DEAN HELLER                                                   FILED #___________
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4288
(774) 684-6708
Website: secretaryofstate.biz

                                  Amendment to
                            Articles of Organization
                            (PURSUANT TO NRS 86.221)

Important: Read attached instructions before completing form        ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Organization
                     For a Nevada Limited-Liability Company
                             (Pursuant to NRS86.221)

1. Name of limited-liability company:

Colony Resorts LVH Acquisitions, LLC

2. The company is managed by (check one):   [X] managers   or   [_] members

3. The articles have been amended as follows (provide articles numbers, if available):

Article 5 is amended to change the Managers to the following:

NICHOLAS L. RIBIS, 660 MADISON AVENUE, SUITE 1600, NEW YORK, NY 10021

THOMAS J. BARRACK, JR., 1999 AVENUE OF THE STARS, SUITE 1200, LOS ANGELES, CA 90067

Except as amended above, all remaining provisions of the Articles of Organization of the Limited Liability Company shall remain in full force and effect.

4. Signature (must be signed by at least one manager or by a managing member).

/s/  Nicholas Ribis
--------------------------
Signature

1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "LLC," or "L.C.," or "LLC" or "LC." The word "Company" may be abbreviated as "Co."
2) If adding managers, provide names and addresses

FILING FEE:  $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

DEAN HELLER                                                   FILED #___________
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4288
(774) 684-6708
Website: secretaryofstate.biz

                                  Amendment to
                            Articles of Organization
                            (PURSUANT TO NRS 86.221)

Important:  Read attached instructions before completing form        ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Organization
                     For a Nevada Limited-Liability Company
                             (Pursuant to NRS86.221)

1. Name of limited-liability company:

Colony LVH Acquisitions, LLC

2. The company is managed by (check one):  [X] managers  or   [_] members

3. The articles have been amended as follows (provide articles numbers, if available):

Article 1 is amended to change the name of the company to:

COLONY RESORTS LVH ACQUISITIONS, LLC.

Except as amended above, all remaining provisions of the Articles of Organization of the Limited Liability Company shall remain in full force and effect.

4. Signature (must be signed by at least one manager or by a managing member).

/s/ Nicholas Ribis
------------------------
Signature

1) If amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "LLC," or "L.C.," or "LLC" or "LC." The word "Company" may be abbreviated as "Co."
2) If adding managers, provide names and addresses

FILING FEE:  $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.